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EXHIBIT 99.3 - CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT
OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 10-K (the "Form 10-K") for the fiscal year ended December 31, 2002 of Clear Channel Communications, Inc. (the "Issuer"). The undersigned hereby certifies that the Form 10-K fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78(o)(d)) and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: March 10, 2003

By: /s/ RANDALL T. MAYS
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Name: Randall T. Mays
Title: Executive Vice President and Chief Financial Officer